As Filed With the Securities and Exchange Commission on June 9, 2008

SEC File ____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Initial Filing

FORM S1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CALIBERT EXPLORATIONS, LTD..
(Name of Small Business Issuer in its Charter)

Nevada	1000	00-0000000
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

                           3246 D’Herelle Street Montreal Quebec, Canada H1Z 2B

           (Address and telephone number of principal executive offices and principal place of business)

           Agent for Service:                                                                          With a Copy To:
           Nevada Agency and Trust                                                                           Joseph I. Emas

           50 West Liberty Street, Suite 880                                                                1224 Washington Avenue

           Reno Nevada, 89501                                                                            Miami Beach, Florida, 33139
         (775) 322-0626                                                                                 Telephone: (305) 531-1174
                                                                                                                                Facsimile: (305) 531-1274

Approximate Date of Proposed Sale to the Public:
As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box	[X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box	[ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box	[ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Dollar Amount To Be Registered	Proposed Maximum Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock	2,265,000	$135,900	$0.06	$135,900	$5.35

[1] Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based on a bona fide estimate of the maximum offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Dated: June 9, 2008

Prospectus

CALIBERT EXPLORATIONS, LTD.

2,265,000 Shares
Common Stock

The selling shareholders named in this prospectus are offering all of our shares of common stock through this prospectus. We will not receive any proceeds from this offering.

We are a startup exploration stage company.

Our common stock is not presently traded on any market or securities exchange. The selling shareholders are required to sell our shares at $0.06 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

This investment involves a high degree of risk see "Risk Factors" on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

Prospectus Summary 4

Risk Factors 7

If we do not obtain additional financing, our business plan will fail. 7

If we fail to make required payments or expenditures, we could lose title to the mining claim. 8

Because we have only recently commenced business operations, we face a high risk of business failure. 8

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future causing us to run out of funds. 8

If we do not find a joint venture partner for the continued development of our mining claim, we may not be able to advance exploration work. 8

Because our management has no experience in the mineral exploration business, we may make errors and this could cause our business to fail. 9

Because our sole director and officer owns the majority of our company's common stock, he has the ability to override the interests of the other stockholders. 9

Because of the speculative nature of mineral exploration, there is substantial risk that no commercially viable mineral deposits will be found 9

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business. 9

Because access to our mining claim is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts. 9

As we undertake exploration of our mining claim, we will be subject to compliance of government regulation, this may increase the anticipated time and cost of our exploration program. 10

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found. 10

Because we hold a significant portion of our cash reserves in United States dollars, we may experience weakened purchasing power in Canadian dollar terms and not be able to afford to conduct our planned exploration program. 11

Because our auditors have expressed substantial doubt about our ability to continue as a going concern, we may find it difficult to obtain additional financing. 10

Because there is no liquidity and no established public market for our common stock, it may prove impossible to sell your shares. 11

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline. 11

 Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock. 11

Use of Proceeds 12

Determination of Offering Price 12

Dilution 12

Selling Shareholders 12

Plan of Distribution 15

Legal Proceedings 18

Directors, Executive Officers, Promoters and Control Persons 19

Security Ownership of Certain Beneficial Owners and Management 20

Description of Securities 21

Interest of Named Experts and Counsel 22

Disclosure of Commission Position of Indemnification for Securities Act Liabilities 23

Organization within Last Five Years 23

Description of Business 23

Management's Discussion and Analysis 31

Description of Property 36

Certain Relationships and Related Transactions 36

Market for Common Equity and Related Stockholder Matters 37

Executive Compensation 48

Financial Statements F-2 – F-28

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure 40

Prospectus Summary

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

We are a startup exploration stage company without mining operations and we are in the business of mineral exploration. We have no revenues, have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We have funds to complete phase 1 and a portion of phase 2 of our anticipated exploration program. There is no assurance that a commercially viable mineral deposit exists on our mining claim. Further exploration will be required before a final evaluation as to the economic and legal feasibility of our mining claim can be determined. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

On July 18, 2007, we acquired the Calibert Property comprising of two claim blocks and 21 cells, covering 1,174 hectares in the Drouet and Gradis townships in the Chibougameau Mining District, Quebec from Jean Claude Dentiger for the sum of 9,000CAD for 100% interest in the property. There is no royalty interest attached to the claims. Under the Mining Act, title to Quebec mining claims can only be held by individuals or Canadian corporations. Because of this regulation, our mining claims were transferred to our wholly owned subsidiary Calibert Exploration Ltd. a Quebec Corporation. The closest community is that of Chapais, approximately 50 kilometers to the of the claim block. The claim is centered on latitude 345 064 E and  5 403 207 N longitude There is no electrical power that can be utilized on the claim other than electrical power that can be provided by gas or diesel generators that we would bring on site.

Mr. Benard, our sole director and officer has no previous experience in mineral exploration or operating a mining company. Mr. Benard owns 57% of our outstanding common stock. Since Mr. Benard owns a majority of our outstanding shares and he is the sole director and officer of our company he has the ability to elect directors and control the future course of our company. Investors may find that the corporate decisions influenced by Mr. Benard are inconsistent with the interests of other stockholders.

In January 2008 we engaged a professional mining engineer named Donald Theberge who is familiar with the area where our property lies, in order to develop a report about our mining claims. The report entitled “Report on the Calibert Property dated March 26, 2008 describes the mining claim, the regional geology, the mineral potential of the claim and recommendations how we should explore the claim.

Our objective is to conduct exploration activities on our mining claims to assess whether the claim possess any commercially viable mineral deposits. Until we can validate otherwise, the claim are without known reserves and we are planning a four phase program to explore our claim.

The claim is not accessible all year round, there are periods where our claim is un-accessible each year due to snow in the area. This means that our exploration activities may be limited to a period of about six to seven months per year. We plan commence exploration on our claims in July or August 2008 and our goal is to complete the first phase of exploration before October 31, 2008, and is contingent upon availability of an exploration crew.

The following table summarizes the four phases of our anticipated exploration program.

Phase Number	Planned Exploration Activities	Time table
Phase One	Compilation of previous works, mainly the compilation of old drilling data in a database, Mapping and channel sampling, Assaying (Au, Ag, As, Cu Zn) and lithogeochemistry if required	Between July 1, 2008 and October 31, 2008
Phase Two	Geological survey 1,100$/day all inclusive, Outcrops stripping, Additional Mapping and channel sampling, Assaying (Au, Ag, As, Cu Zn) and lithogeochemistry if required	Between May 1, 2009 and July 31, 2009
Phase Three	Line cutting, Mag survey, IP survey, x=50 m n=1 to 6, Geophysical interpretation and report,	Between August 1, 2009 and October 31, 2009
Phase Four	4500 m of drilling all inclusive, to probe the targets defined by the geophysical and geological surveys, Update of the report, and filing the exploration works with the MRNFQ.	Between May 1, 2010 and October 31 2010

If our exploration activities indicate that there are no commercially viable mineral deposits on our mining claim we will abandon the claim and stake or acquire new claims to explore in Canada. We will continue to stake and explore claims in Canada as long as we can afford to do so.

To date we have raised $70,950 via two offerings. The following table summarizes the date of offering, the price per share paid, the number of shares sold and the amount raised for the offering.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
May 21, 2007	$0.001	3,000,000	$3,000
November 30, 2007	$0.03	2,265,000	$67,950

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

Name, Address, and Telephone Number of Registrant

Calibert Explorations, Ltd..

3246 D’Herelle Street

Montreal Quebec, Canada

H1Z 2B3

The Offering

Securities Offered	Being up to 2,265,000 shares of common stock. The shares of common stock are being offered by selling shareholders and not our company.
Offering Price

The selling shareholders will sell their shares at $0.06 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined the offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering

The selling shareholders will determine when and how they sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be $26,005     . Refer to “Plan of Distribution”.

Termination of the Offering	The offering will conclude when all of the 2,265,000 shares of common stock have been sold or the shares no longer need to be registered to be sold.
Securities Issued And to be Issued	5,265,000 shares of our common stock are issued and outstanding as of. June 9, 2008 All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders. The funds that we raised through the sale of our common stock were used to cover administrative and professional fees such as accounting, legal, geologist, technical writing, printing and filing costs.

The absence of a public market for our common stock makes our shares highly illiquid. It will be difficult to sell the common stock of our company.

Summary Financial Information

The tables and information below are derived from our audited financial statements and interim financial statements for the period ended November 30, 2007 and February 29, 2008. We have working capital of $35,251 as at June 9, 2008

Financial Summary	February 29, 2008 $
Cash	41,001
Total Assets	41,001
Total Liabilities	5,750
Total Liabilities and Stockholder's Equity	41,001

Statement of Operations	For the Three Months Ended February 29, 2008 $	For the Year Ended November 30, 2007 $	From February 21, 2007 (Date of Inception) to February 29, 2008 $
Revenue	−	−	−
Net Loss For the Period	(12,500)	(20,981)	(33,481)
Net Loss per Share		(0.00)	−

The book value of our company's outstanding common stock is $0.00 per share as at                June 9, 2008

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following known material risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

If we do not obtain additional financing, our business plan will fail.

Our current operating funds are estimated to be sufficient to complete the first and second phase of exploration on our mining claim. However, we will need to obtain additional financing in order to complete our business plan. Our business plan calls for significant expenses in connection with the exploration of our mining claim. We have not made arrangements to secure any additional financing.

If we fail to make required payments or expenditures, we could lose title to the mining claim.

In order to retain title to the mining claim, we are required to perform exploration work totaling at least $25,200 on the mining claims by August 19, 2009. If we fail the make and file the required expenditures we will lose title to the mining claim.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have not begun the initial stages of exploration of our mining claim, and thus have no way to evaluate the likelihood whether we will be able to operate our business successfully. We were incorporated on February 21, 2007 and to date have been involved primarily in organizational activities, acquiring our mining claim and obtaining financing.

We have not earned any revenues to date and we have not achieved profitability as of June 9, 2008. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mining claim that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks our business will likely fail and you will lose your entire investment in this offering.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future causing us to run out of funds.

We have not earned revenue and we have never been profitable. Prior to completing exploration on our mining claim, we may incur increased operating expenses without realizing any revenues from our claim, this could cause us to run out of funds and make our business fail and you will lose your entire investment in this offering.

If we do not find a joint venture partner for the continued development of our mining claim, we may not be able to advance exploration work.

If the results of our Phase Two and Phase Three exploration programs are successful, we may try to enter a joint venture agreement with a partner for the further exploration and possible production on our mining claim. We would face competition from other junior mineral resource exploration companies who have properties that they deem to be attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the mining claim to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner, we may fail and you may lose your entire investment in this offering.

Because our management has no experience in the mineral exploration business, we may make errors and this could cause our business to fail.

Our President has no previous experience operating an exploration or mining company and because of this lack of experience he may be prone to errors. Our management lacks the technical training and experience with exploring for, starting, or operating a mine. With no direct training or experience in these areas our management may not be fully aware of the many specific requirements related to working in this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our management's lack of experience in this industry.

Because our sole director and officer owns the majority of our company's common stock, he has the ability to override the interests of the other stockholders.

Our President owns 57 % of our outstanding common stock and serves as our sole director. Investors may find the corporate decisions influenced by our President are inconsistent with the interests of other stockholders.

Because of the speculative nature of mineral exploration, there is substantial risk that no commercially viable mineral deposits will be found.

Exploration for commercially viable mineral deposits is a speculative venture involving substantial risk. We cannot provide investors with assurance that our mining claim contains commercially viable mineral deposits. The exploration program that we will conduct on our claim may not result in the discovery of commercial viable mineral deposits. Problems such as unusual and unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we may be unable to complete our business plan and you could lose your entire investment in this offering.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all of our assets resulting in the loss of your entire investment in this offering.

Because access to our mining claim may be restricted by inclement weather, we may be delayed in our exploration and any future mining efforts.

Access to our mining claim may be restricted each year due to snow in the area. As a result, any attempts to visit, test, or explore the property maybe largely limited to about nine months per year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can result in our inability to meet deadlines for exploration expenditures as defined by the Province of Quebec. This could cause our business venture to fail and the loss of your entire investment in this offering unless we can meet deadlines.

As we undertake exploration of our mining claim, we will be subject to compliance of government regulation, this may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations as contained in the Mineral Act of the Province of Quebec as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program provides a budget for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found.

The mining industry, in general, is intensely competitive and we can provide no assurance to investors even if minerals are discovered that a ready market will exist from the sale of any ore found. Numerous factors beyond our control may affect the marketability of metals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

Because we hold a significant portion of our cash reserves in United States dollars, we may experience weakened purchasing power in Canadian dollar terms and not be able to afford to conduct our planned exploration program.

We hold a significant portion of our cash reserves in United States dollars. Due to foreign exchange rate fluctuations, the value of these United States dollar reserves can result in both translation gains and losses in Canadian dollar. If there was to be a significant decline in the United States dollar versus the Canadian Dollar, our US dollar purchasing power in Canadian dollars would also significantly decline. If a there was a significant decline in the US dollar we would not be able to afford to conduct our planned exploration program. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

Because our auditors have expressed substantial doubt about our ability to continue as a going concern, we may find it difficult to obtain additional financing.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were recently incorporated on February 21, 2007, and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Because there is no liquidity and no established public market for our common stock, it may prove impossible to sell your shares.

There is presently no public market in our shares. While we intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, it may prove impossible to sell your shares.

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The selling shareholders are offering 2,265,000 shares of our common stock through this prospectus. They must sell these shares at a fixed price of $0.06 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange. Our common stock is not presently traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 43% of the common shares currently outstanding.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•

that a broker or dealer approve a person's account for transactions in penny stocks; and

•

the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•

obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

We determined the offering price of $0.03 is based on what we found could attract investors to invest in our high risk mineral exploration company. The selling shareholders are required to sell our shares at $0.06 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,265,000 shares of the common stock offered through this prospectus. These shares were acquired from us in one private placement of our common stock. This offering was exempt from registration under Regulation S of the Securities Act of 1933. The offering was conducted at a price of $0.03 per share, of which  2,265,000 shares of common stock were sold and the offering was closed on November 30, 2007.

The shares were sold solely by our President to his family, close friends and close business associates under exemptions provided in Canada and Regulation S. There was no private placement agent or others who were involved in placing the shares with the selling shareholders.

The following table provides as of June 9, 2008 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including the:

1.

Number of shares owned by each before the offering;

2.

Total number of shares that are to be offered for each;

3.

Total number of shares that will be owned by each upon completion of the offering; and

4.

Percentage owned by each upon completion of the offering.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Natalie Auger	35,000	35,000	Nil	Nil
Stephane Baril	35,000	35,000	Nil	Nil
Clement Belanger	75,000	75,000	Nil	Nil
Daniel Beaudoin	75,000	75,000	Nil	Nil
Luc Blais	35,000	35,000	Nil	Nil
Marc Andre Blais	35,000	35,000	Nil	Nil
Alain Brunette	75,000	75,000	Nil	Nil
Isabelle Boutin	50,000	50,000	Nil	Nil
Remy Bouchard	70,000	70,000	Nil	Nil
Raymond Carriere	70,000	70,000	Nil	Nil
Richard Catelier	50,000	50,000	Nil	Nil
Andre Clark	70,000	70,000	Nil	Nil
Alain Cloutier	75,000	75,000	Nil	Nil
Yvon Dugal	50,000	50,000	Nil	Nil
Francois Gagnon	35,000	35,000	Nil	Nil
Lenard Guay	40,000	40,000	Nil	Nil
Jocelyn Gaudet	50,000	50000	Nil	Nil
Pierre Guignard	75,000	75,000	Nil	Nil
Marcel Hachey	50,000	50000	Nil	Nil
Pascal Henault	85,000	85,000	Nil	Nil
Jean-Pierre Herraud	40,000	40,000	Nil	Nil

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Mario Joly	75,000	75,000	Nil	Nil
Raymond LaFleur	100,000	100,000	Nil	Nil
Yves Laviolette	70,000	70,000	Nil	Nil
Stephane Lefrancois	85,000	85,000	Nil	Nil
Natalie Lemesle	40,000	40,000	Nil	Nil
Denis Lessard	35,000	35,000	Nil	Nil
Luc Levesque	40,000	40,000	Nil	Nil
Rock McInnis	35,000	35,000	Nil	Nil
Jean Mercier	70,000	70,000	Nil	Nil
Pierre Morin	35,000	35,000	Nil	Nil
Spiros Mourelatos	70,000	70,000	Nil	Nil
Raymond Payette	40,000	40,000	Nil	Nil
Melissa Poirier	50,000	50,000	Nil	Nil
Pascal Quinn	40,000	40,000	Nil	Nil
Jean-Pierre Roy	50,000	50,000	Nil	Nil
Vivianne Rochette	35,000	35,000	Nil	Nil
Ginette Sansoucy	35,000	35,000	Nil	Nil
Sylvie Theriault	40,000	40,000	Nil	Nil
Raynald Voyer	40,000	40,000	Nil	Nil
Total	2,265,000	2,265,000

, We are not aware of any family relationships among selling shareholders.

Except as indicated above, the named shareholders beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. There percentages are based on 5,265,000 shares of common stock outstanding on June 9, 2008. The selling shareholders named in this prospectus are offering a total of 2,265,000 shares of common stock which represents 43% of our outstanding common stock on

Except as indicated above, none of the selling shareholders or their beneficial owners:

1.

Has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

Has ever been one of our officers or directors; or

3.

Is a registered broker-dealer or an affiliate of a broker-dealer.

Because our offering has no broker-dealer involvement the selling shareholders are considered to be our underwriters.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.

On such public markets or exchanges as the common stock may from time to time be trading;

2.

In privately negotiated transactions;

3.

Through the writing of options on the common stock;

4.

In short sales; or

5.

In any combination of these methods of distribution.

No public market currently exists for our shares of common stock. We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board. The OTC Bulletin Board is a securities market but should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to less restrictions and regulations than are companies traded on the NASDAQ market. There is no assurance that our common stock will be quoted on the OTC Bulletin Board.

The NASD regulates the OTC Bulletin Board and has requirements regarding the quotation of securities. We currently do not meet these requirements because our common stock is unregistered and we are not yet a reporting company. We intend to register our common stock by [ten days + effective date], by filing a Form 8 A with the SEC. This Form 8 A will also cause us to become a reporting company. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.

Regarding our intention to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board, we intend to engage a market maker to file an application on our behalf in order to make a market for our common stock by [ninety days + effective date]. We expect that the application process will take two to four months to complete because there is a detailed review process that we must undergo. If our common stock is quoted on the OTC Bulletin Board, it will become simpler to buy and sell our common stock and we expect the liquidity of our common stock will be improved.

The selling shareholders are required to sell our shares at $0.06 per share until our shares are quoted on the OTC Bulletin Board. Thereafter, the sales price offered by the selling shareholders to the public may be:

1.

The market price prevailing at the time of sale;

2.

A price related to such prevailing market price; or

3.

Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. A description of the selling limitations defined by Rule 144 can be located on page 35 of this prospectus.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which:

•

Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

Contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•

Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

Contains a toll-free telephone number for inquiries on disciplinary actions;

•

Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

Contains such other information and is in such form (including language, type, size, and format) as the Security and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•

With bid and offer quotations for the penny stock;

•

The compensation of the broker-dealer and its salesperson in the transaction;

•

The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

Monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling our common stock.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Legal Proceedings

We have no legal proceedings previously or currently being undertaken for or against us, nor are any contemplated.

Directors, Executive Officers, Promoters and Control Persons

The sole Director and Officer currently serving our Company is as follows:

Name	Age	Positions Held and Tenure
Andre Benard	50	President, Chief Financial Officer and Director since February 21, 2007

The sole Director named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

Biographical information

Andre Benard

Mr. Benard has acted as our sole Director and Officer since our inception on February 21, 2007. Mr. Benard has been employed in the hospitality industry for the last twenty years and currently owns and operates two establishments in the Montreal area.

Given that Mr. Benard has no previous experience in mineral exploration or operating a mining and exploration company. Mr. Benard also lacks any accounting or financial credentials, he intends to perform his job for us by engaging consultants who have experience in the areas where he is lacking. Mr. Benard is also studying information about our industry to familiarize himself with our business.

Significant Employees and Consultants

We have no significant employees other than Mr. Benard who is our sole Director and Officer. Mr. Benard will devote approximately 10 hours per week or 25% of his working time to our business.

Conflicts of Interest

Though Mr. Benard does not work with any other mineral exploration companies other than ours, he may in the future. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of Mr. Benard.

Audit Committee Financial Expert

We do not have a financial expert serving on an audit committee. We do not have an audit committee because we are a start-up exploration company and have no revenue.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 9, 2008, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding common stock of our company.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	Andre Benard President, Secretary, Treasurer Principal Financial Officer, Principal Accounting Officer and Director 3246 D’Herelle Street Montreal Quebec, Canada H1Z 2B3	3,000,000	57%

Title of Class	Security Ownership of Management	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	All executive officers and directors as a group	3,000,000	57%

The percent of class is based on 5,265,000 of common stock issued and outstanding as of        June 9, 2008.

The person listed is the sole Director and Officer of our company and has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share..

Common Stock

As at June 9, 2008, 5,265,000 shares of common stock are issued and outstanding and held by 41 shareholders of record. In the opinion of our securities lawyer, Joseph I. Emas, all of this common stock has been validly issued, is fully paid and is non-assessable.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of three percent of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate prorata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

As of June 9, 2008, there are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options

As of June 9, 2008, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of June 9, 2008, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in a certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An “Issuing Corporation” is a corporation organized in the state of Nevada and which has 200 or more stockholders of record, with at least 100 of whom have addresses in the state of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly. As we currently have less than 200 stockholders the statute does not currently apply to us.

If we do become an “Issuing Corporation” in the future, and the statute does apply to us, our sole director Mr. Benard on his own will have the ability to adopt any of the above mentioned protection techniques whether or not he owns a majority of our outstanding common stock, provided he does so by the specified tenth day after any acquisition of a controlling interest.

Interests of Named Experts and Council

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by Jewett, Schwartz, Wolfe and Associates Certified Public Accountants, of Hollywood Florida, USA to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The geological report for our mining claim was prepared by Donald Theberge, Professional. Engineer, and the summary information of the geological report disclosed in this prospectus is in reliance upon the authority and capability of Mr. Theberge as a Professional Engineer.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization in the Last Five Years

We were incorporated on February 21, 2007 under the laws of the state of Nevada. On the date of our incorporation, we appointed Andre Benard as our Director. On February 21, 2007, Mr. Benard was appointed President, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer of our company. Mr. Benard may be deemed to be our promoter. On July 18, 2007 we entered into an agreement with Jean Claude Dentiger to acquire a 100% interest in the Calibert Property mining claims located in the Chibougameau Mining District, Quebec, Canada, in consideration for $9,000 CAD The claim is registered in the name of our wholly owned subsidiary Calibert Exploration Corp, a Quebec corporation.

Description of Business

Business Development

We are a startup exploration stage company without operations, and we are in the business of Copper exploration. There is no assurance that a commercially viable mineral deposit exists on our mining claim. Additional exploration will be required before a final evaluation as to the economic and legal feasibility of our mining claim can be determined.

On July 18, 2007, we acquired two mining claim blocks covering 1,174 hectares from Jean Claude Dentiger for $9,000CAD. Under the Quebec Mining Act, title to Quebec mining claims can only be held by individuals or Canadian corporations/. Because of this regulation, the claims were be transferred to our wholly owned subsidiary Calibert Exploration Ltd. a Quebec Corporation

The mining claims were staked by Jean Claude Dentiger and were acquired by us on July 18, 2007 from Mr. Dentiger. The mining claim is in the Chibougameau Mining District, Quebec, Canada. The claim numbers of the Calibert Property range from 2118375-2118407 and are in good standing until August 19, 2009. The total area of our mining claim is 1,174 hectares or approximately 2935 acres.

Mr. Benard has no previous experience exploring for minerals or operating a mining company. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

In January 2008, we engaged a professional Mining Engineer named Donald Theberge who is familiar with the area of the Calibert Property to develop a report about our mining claim. The report entitled “Report On the Calibert Property dated March 26, 2008 describes the mining claim, the regional geology, the mineral potential of the claim and recommendations how we should explore the claim.

Our consulting mining engineer, Mr. Theberge is a professional engineer. He has an office in Levis, Quebec, Canada and is employed by Solumines Ltd. He is a qualified professional engineer with an MBA from Laval University in Quebec City, Canada, obtained in 1983. He has practiced his profession for twenty five years in North America, mainly Northern Quebec, and in Africa, in the countries of Morocco and Mali. He is a member in good standing of the Association of Professional Engineers and Geoscientists of Quebec. Mr. Theberge does not own any interest in our claim and is not a shareholder or affiliate of our company.

The cost of the mining claim charged to operations by us was $9,000CAD which represented the cost to acquire the claim from Jean Claude Dentiger. However, we will incur much more significant expenses in order to explore our claim as described in our Plan of Operation.

We have no current plans to change our business activities from mineral exploration or to combine with another business. It is possible that beyond the foreseeable future that if our mineral exploration efforts fail and world demand for the minerals we are seeking drops to the point that it is no longer economical to explore for these minerals we may need to change our business plans. However, until we encounter such a situation we intend to explore for minerals in Canada or elsewhere.

Location and Means of Access to Our Mining Claim

The Calibert Property mining claim lies approximately 50 km miles northeast of Chapais Quebec.. The claim are centered on latitude 345 064 E and 5 403 207 N longitude. Active roads may provide excellent access, however we have not confirmed the conditions of road access to the claim themselves.

Lac Matagami
Baie-James
Lac au Goeland
QUÉBEC
Desmaraisville
113
Chibougamau
Chapais
Lac Doda
Lac Father
Lebel-Sur-Quévillon
Amos
Landrienne
Barraute
Belcourt
Senneterre
La Corne
Senneterre Paroisse
Malartic
Val-D'Or
Réservoir Gouin

QUÉBEC

CALIBERT PROPERTY

N

Scale

0 50 km

CALIBERT EXPLORATION LTD.

Location Map

CALIBERT PROPERTY

PREPARED BY: *SOLUMINES*
DATE: 2008/01/30

Figure 1

Mining Claim Description

The Calibert mining claims are unencumbered and in good standing and there are no third party conditions which affect the claim other than conditions defined by the Province of Quebec as described below. The claims cover an area of 1,174 hectares, which is equivalent to an area of approximately 2,935 acres. We have no insurance covering the claim. We believe that no insurance is necessary since the claim is unimproved and contain no buildings or improvements. The claim number, registered owner number, expiry date, number of units, and work requirement as typically recorded in the Province of Quebec is as follows:

Claim Number	Registered Owner	Due Date	Number of Units	Work Requirement
2118375-2118407	Calibert Exploration Ltd. (100%)	2009-Aug-19	21	$25,200

The Calibert mining claims are located in the Chibougameau Mining District, Quebec, Canada. Our consulting Mining Engineer has written a report and provided us with recommendations of how we should continue to explore our claim.

There is no assurance that a commercially viable mineral deposit exists on the claim. Exploration will be required before an evaluation as to the economic feasibility of the claim can be determined. It is our intention to record the deed of ownership in the name of our subsidiary. Until we can validate otherwise, the property is without known reserves and we have planned a four phase exploration program as recommended by our consulting mining engineer. We have not commenced any exploration or work on the claim.

Conditions to Retain Title the Mining Claim

In order to retain title to the mining claim, we are required to perform and file exploration work totaling $25,200 on the mining claims by August 19, 2009.

History of the Calibert Property and of the Mining Claim Area

The following history is summarized from the report prepared by our consulting Mining engineer, Donald Theberge dated March 26, 2008 concerning our mining claim. Until we can validate otherwise, the claim are without known reserves and we have planned a four phase program to explore our claims.

The first reported works in the area are credited to A.N.Béland, who mapped, from 1955 to 1959 the Gradis - Machault area, which cover the south part of the property, the DuGuesclin – Royal area and finally the Hazeur – Druillettes area.  At about the same time, in 1956, Jerome Remick mapped the Anville-Drouet area, which covers the north part of the property, and the Guercheville – Lapparent area, both authors worked on behalf of the Quebec Department of Mines.

Several years later, more precisely from 1966 to 1968, SEREM Ltée, (a branch of the French BRGM), did geophysical surveys, followed by 19 diamond drill holes with 2 of them, named C1 and C2 drilled on the west part of the property, and a third one, C3 just outside of it, on the western side.

Almost 10 years later, in 1976, Falconbridge Nickel Mines Ltd, did ground geophysical surveys, and more precisely HLEM, Mag and Gravity surveys, on their Chibougameau project, covering a part of the actual property.  One year later in 1977, Falconbridge tested some of the discovered anomalies, this lead to one hole, numbered 770-7, drilled on the North-Western part of the property.  Assays were performed for precious and base metals.  No gold values are reported, copper, zinc and silver assays returned only background values.

Three years later, in 1980, the Ministère de l’Énergie et des Ressources du Québec, released an airborne EM (Input) survey, flown by Questor Surveys Ltd, and compiled by Les Relevés Géophysiques.  This survey covers the whole Calibert property, and delineated a trend of Input anomalies crossing the property in an almost E-W direction.

In 1982, the same ministry made a large scale geological compilation of the area west of the town of Chapais.  During the same year, in 1982, the SDBJ did line cutting, Mag and VLF, on a 6 claims block (96 ha), located in the north central part of the property.  Later on in 1990, a report ordered by the SDBJ to Roche Ltée Groupe Conseil, on several properties, including the Gradis property, show that the property was reduced to 2 claims (32 ha), and reveal that a geological survey was done in 1983, and apparently was not declared to the MRNFQ.  This report indicates that gold was discovered in grab samples.  Alain Tremblay eng., states in his report  Gold mineralization was recognized for the first time in 1981, during a regional geological mapping program, ordered by the SDBJ.  A grab sample taken from a carbonatized rhyolite tuff has returned 2,7 g/t Au.  The following geophysical surveys, have shown that this outcrop did not respond to Mag and/or VLF.

A detailed geological mapping done in 1983 has extended this showing.  The rhyolitic tuff is in the form of bands varying in thickness from 0.5 to 10 m, enclosed in plagioclase phenocrist flow.  The tuff is locally carbonatized and contains small rhombohedral iron carbonates crystals with small amounts of disseminated cubic pyrite and in veinlets.

The most interesting outcrop is located close to the road, on the base line.  The tuff is strongly carbonatized and contains voids completely limonite filled.  The schistose areas are oriented at 1100 and contain quartz veinlets with a small amount of pyrite.  A sample taken from one of these quartz veins has returned 6 000 ppb Au.  The prospection on the lateral extensions of this tuff has shown a systematic gold enrichment with 1318, 523, 448, 106, and 79 ppb/Au.  No holes have been drilled on this showing.

Later on in 1993, Cache Exploration has done an IP survey, on the same two claims, Five (5) anomalous zones were located.  Simon Tshimbalanga, eng., in his report indicates that the anomalies are very shallow, and can probably be prospected by stripping and/or trenching.

In 1983, a technical report was produced for Invesmin.  It covered the A claim block, which correspond to the north-east part of the Calibert property.  From 1984 to 1986, the exploration works are reported by Orbite VSPA inc., on the same claim block.  They consisted of photo interpretation, Mag and prospector carpet surveys followed by six (6) diamond drill holes.  The assays results reflected only background gold values.  We should note that these works were performed just outside of the Calibert property, to the north, except for hole A7 which was drilled on the Calibert property.

From 1986 to 1988, Esso Minerals was the main player in the area, and was in fact the company which has done the most extensive works on the property.  Forty six (46) reverse circulation drill holes are reported in 1986, 44 of them drilled on the Calibert property, and two (2) just outside the property, on the east side.  From November 1986 to February 1987, Esso drilled 11 diamond drill holes for a total of 2 245 m.  In January 1987, an IP survey covered about 75% of the Calibert property, and many anomalies were located.  Unfortunately the survey was not extended enough to the north to cover the whole trend of Input anomalies occurring on the property.

The drilling resumed in 1988, with 16 more DDH totalling 2 414 m, 13 of them being directly located on the property with 2 of them just to the east, and one to the west of the property.

To summarize, Esso drilled 27 holes on and in the immediate vicinity of the property.  All this drilling and the IP survey have defined a trend of gold enrichment.  Many gold values are reported, they have been compiled and can be consulted in figure 5 «Compilation map» on next page.  This gold trend closely follows the north trend of IP anomalies, which roughly also corresponds to a trend of Input and Megatem anomalies.  The gold values are mainly associated to quartz veins slightly enriched in pyrite and sometimes in tourmaline, at several places, visible gold has been observed, these veins are located in a quartz feldsphar porphyry (QFP).  Networks of small fractures are also locally gold enriched.  No base metals have been reported.  We should note, that Esso is the only company, with the SDBJ, to report gold values.

All the other works reported from 1987 until now have been done by the MRNFQ.  They consist of geological surveys, and re-treatment of aeromagnetic surveys.  Two geological surveys, by Midra et all in 1991 and 1992 have covered the whole Calibert property, show the quartz feldsphar porphyry, which contains the gold mineralization.  Beaumier and Kirouac in 1997, produced colour geochemical maps (MB 97-09 and 10), anomalous area for gold and arsenic were located on the property.  From 2005 to 2007 the MRNFQ released studies concerning the potential for orogenic gold mineralization.

Present Condition of the Mining Claim

Neither our President our Consulting Engineer has been onto the mining claim. Our consulting Mining Engineer has indicated that the Calibert Property shows a relatively flat topography, with a maximum elevation of 30 m between the highest and lowest point of the property, average elevation is approximately at 365 m above sea level.  It is traversed from north to south by several small creeks, which joins the Opawica River.  In general the overburden thickness varies from 0 to 25 m.  Like at many places in this area, the property is covered by a mix of swamp and forest, of grey pine and spruce.

Geology of the Mining Claim

Regionally speaking, the property is located in the Chibougamau – Matagami, archean greenstone belt in the north part of the Abitibi sub-province itself part of the Superior geological province.  The Caopatina – Desmaraisville volcano-sedimentary band form the south segment of this belt wedged between the Lapparent massif to the north and the Opawica anorthositic complex to the south.  It is mainly made of basaltic lavas and co-magmatic gabbroic sills of the Obatogamau formation.  The mafic lavas are made of massive and pillowed flows, rarely brecciated.  Minor horizons of clastic and chemical sediments with felsic volcanic occur in the mafic flows.

Pre to post tectonic mass intrudes the volcano-sedimentary pile.  They vary in composition from tonalitic to granodioritic and often show a magmatic foliation.  Proterozoic dykes cut all the lithologies in a NE to NNE direction.  The regional metamorphism is generally to the greenschist facies, except close to the main intrusives where it can be up to the amphibolite facies.

From a structural standpoint, the volcano-sedimentary rocks show a penetrative schistosity oriented E-W to ESE.  They are generally traversed by many shear zones parallel to the regional schistosity with the most important ones being the Doda and Opawica faults.  These shear zones are cut by late faults oriented NE to NNE.

The mineralized zones are essentially contained in the E-W to ESE shear zones, which are highly schistose and strongly carbonates altered.  These zones show a variable sulphide content and are locally quartz veins injected.

At the property level, the geology is mainly made of the mafic lavas of the Obatogamau formation, which is in faulted contact to the south with the sedimentary rocks (wacke, mudstone, siltstone, conglomerate, etc) of the Caopatina formation.  The Drouet Pluton intrudes the basalts of the Obatogamau formation and crosses the property from west to east in a general 1000 direction, concordant with the enclosing rocks.  Structurally speaking, the Drouet Pluton is at the heart of the Druillettes syncline and correlates with the the Opawica fault.

The Drouet intrusive is located in the NE part of the territory, at the limits of the NTS sheets 32G06 and 32G11.  Only the south border, with a thickness of 300 m over a total thickness of 1.4 km, outcrop.  This south border affected by the Opawica fault, is characterized by a swarm of injected dykes oriented E-W and decimetric to metric in width.  Thin lenses of volcanics are sometimes wedged between two injections. Three phases of injections exist, the first correspond to an intermediate feldsphar intrusive porphyry (diorite and quartz diorite), the second and third phases correspond to a quartz feldsphar intrusive porphyry (QFP).  The last phase is different from the second by its high and grainy quartz percentage.  More to the north, the hearth of the intrusion is a tonalite.  On altered surface, the rock show a white-greenish to white brownish colour, due to the iron carbonate alteration.

Competitive Conditions

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

Dependence on Major Customers

We have no customers.

Intellectual Property and Agreements

We have no intellectual property such as patents or trademarks. Additionally, we have no royalty agreements or labor contracts.

Government Approvals and Regulations

We will be required to comply with all regulations defined in the Mineral Act for the Province of Quebec. The effect of these existing regulations on our business is that we are able to carry out our exploration program as we have described in this prospectus. However, it is possible that a future government could change the regulations that could limit our ability to explore our claim, but we believe this is unlikely.

Exploration Expenditures

We have not made any expenditures in regard to the actual exploration of our mining claims, other than spending $9,100 on our geological report.

Costs and Effects of Compliance with Environmental Laws

We currently have no costs to comply with environmental laws concerning our exploration program.

Employees

We do not have any employees other than Mr. Benard. We intend to retain the services of independent geologists and engineers on a contract basis to conduct the exploration program on the Calibert Property mining claims.

Reports to Security Holders

We are not required to deliver an annual report to security holders. However, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements.

This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission. We will become a reporting company after this prospectus has been declared effective by the Securities and Exchange Commission (“SEC”). As a reporting company we will file quarterly, annual, beneficial ownership and other reports with the SEC. However, unless we have the requisite number of shareholders we are only obliged to report to the SEC for one year.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330. Since we are an electronic filer, the easiest way to access our reports is through the SEC's Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Managements Discussion and Analysis

Plan of Operation

Exploration Plan

Our plan of operation for the foreseeable future is to complete the following objectives within the time periods specified, subject to our obtaining any additional funding necessary for the continued exploration of our mining claim. We do not have enough funds to complete our Phase Three or Phase Four programs which we would plan to start in the summer of 2009.  If the results of our Phase One and Phase Two exploration programs are encouraging. The following is a brief summary of our four phase exploration program:

1.

The next anniversary date of our mining claims is August 19, 2009 In order to keep the claim in good standing we must perform and register exploration work with the province of Quebec of at least CDN$25,200 on our mining claim as recommended by our consulting Mining Engineer, we plan to conduct the first phase of our four phase exploration program starting in July or August, 2008. This Phase One exploration program is expected to cost approximately 13,000. A Geologist and assistant will cover the property mapping and taking rock samples then ship to a laboratory for assay.

2.

The results obtained during the Phase One exploration program will be assembled, interpreted and we will review the results.

3.

With respect to our Phase Two program, our consulting geologist has indicated that we should budget approximately $29,000 for our Phase Two program. Our Phase two program is scheduled to proceed Between May 1, 2009 and July 31, 2009 A field crew will mobilize onto our claims, survey the claims  and perform stripping, trenching, additional mapping and sampling (both soil And rock) and then demobilize from the area.

4.

In the case of our Phase Two program, the results obtained during the Phase Two program will be assembled, interpreted and we will review the results of the Phase Two program. We will then engage our consulting geologist to interpret the results of Phase Two and develop a summary report.

5.

If the Phase three program were to proceed, our consulting mining engineer has indicated that we should budget approximately $140,000 for our Phase three program. If we proceed with a Phase Three program we would do so between August 1, 2009 and October31, 2009 A field crew will mobilize onto our claim and perform a significant amount of line cutting, VLF-EM and Magnetometer surveys.

6.

In the case that the Phase Four program takes place, the results obtained during the Phase     Three program will be assembled, interpreted and we will review the results of the Phase three program. We will engage our consulting geologist to interpret the results of Phase Three and develop a summary report. At this stage we will have a significantly better understanding of any mineralization on our claim and be in a position to commence Diamond Drilling in 2010.

As at February 29, 2008, we had a cash balance of $ 41,001.If the results of the Phase One and Phase Two exploration program are encouraging, we will have to raise additional funds starting in January 2009 so that Phase three exploration could commence in May 2009.

During the next 12 months, we do not anticipate generating any revenue. If additional funds become required, the additional funding will come from equity financing from the sale of our common stock or sale of part of our interest in our mining claim. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our Phase Two and Phase Three programs.. In the absence of such financing, our business will fail.

We may consider entering into a joint venture partnership by linking with a major resource company to provide the required funding to complete our Phase Three exploration program. We have not undertaken any efforts to locate a joint venture partner for Phase Three. If we enter into a joint venture arrangement, we will assign a percentage of our interest in our mining claim to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mining claim in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside of our control. These factors include, but are not limited to:

•

Our ability to raise additional funding;

•

The market price for copper and silver;

•

The results of our proposed exploration programs on the mineral property; and

•

Our ability to find joint venture partners for the development of our property interests

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral reserve.

Phase One-Four Exploration Cost Review

The costs described which include the proposed budget of our Phase One through Phase Four exploration program as recommended by our consulting mining engineer. The table below summarizes the cost estimate for the Phase One through Phase Four exploration programs.

Phase I	Quantity	Units	Cost	Total
Compilation of previous works, mainly the compilation of old drilling data in a database			$5,000	$5,000
Mapping and channel sampling			$6,000	$6,000
Assaying (Au, Ag, As, Cu Zn) and lithogeochemistry if required			$2,000	$2,000
			Total	Phase 1	$13,000

Phase II
Geological survey 1,100$/day all inclusive	10	days	$1,100	$11,000
Outcrops stripping			$10,000	$10,000
Additional Mapping and channel sampling			$6,000	$6,000
Assaying (Au, Ag, As, Cu Zn) and lithogeochemistry if required			$2,000	$2,000
			Total	PhaseII	$29,000

Phase III
Line cutting	128	km	$450	$57,600
Mag survey	128	km	$150	$19,200
IP survey, x=50 m n=1 to 6	36	km	$1,200 $43,200
Geophysical interpretation and report			$5,000	$5,000
Miscellaneous 12%				$15,000
Total geophysics and line cutting			Total	PhaseIII	$140,000
Phase IV
4500 m of drilling all inclusive, to probe the targets defined by the geophysical and geological surveys	4500	m	$130	$585,000
Update of the NI 43-101 report, and filing the exploration works with the MRNFQ.				$10,000
Miscellaneous 12%				$71,400
Total drilling and report					$666,400

		Total Phase I to IV			$848,400

Accounting and Audit Plan

We intend to continue to have our outside consultant assist in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our outside consultant is expected to charge us approximately $500 to prepare our quarterly financial statements and approximately $1,000 to prepare our annual financial statements. Our independent auditor is expected to charge us approximately $2,500 to review our quarterly financial statements and approximately $7,500 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $17,500 to pay for our accounting and audit requirements.

Risks and Uncertainties

There are a number of known material risks and uncertainties that are reasonably likely to have a material impact on our revenues, operations, liquidity and income over the short and long term. The primary risk that we face over the long term is that our mining claim may not contain a commercially viable mineral deposit. If our mining claim does not contain a commercially viable deposit this will have a material effect on our ability to earn revenue and income as we will not be able to sell any minerals.

There are a number of industry-wide risk factors that may affect our business. The most significant industry-wide risk factor is that mineral exploration is an inherently risky business. Very few exploration companies go on to discover economically viable mineral deposits or reserves that ultimately result in an operating mine. In order for us to commence mining operations we face a number of challenges which include finding qualified professionals to conduct our exploration program, obtaining adequate financing to continue our exploration program, locating a viable ore body, partnering with a senior mining company, obtaining mining permits, and ultimately selling minerals in order to generate revenue.

Another important industry-wide risk factor is that the price of commodities can fluctuate based on world demand and other factors. For example, if the price of a mineral were to dramatically decline this could make any ore we have on our mining claim uneconomical to mine. We and other companies in our business are relying on a price of ore that will allow us to develop a mine and ultimately generate revenue by selling minerals.

Finally, we face a risk of not being able to finance our exploration plans. With each unsuccessful attempt at locating a commercially viable mineral deposit we become more and more unattractive in the eyes of investors. For the short term this is less of an issue because we have enough funds to complete the first phase of our exploration program. However, over the long term this can become a serious issue that can be difficult to overcome. Without adequate financing we cannot operate and complete our exploration on the Calibert Property However, this risk is faced by all exploration companies and it is not unique to us.

Functional Currency

Our functional currency is the United States dollar. We have determined that our functional currency is the United States dollar for the following reasons:

•

Our current and future financings are and will be in United States dollars;

•

We maintain our cash holdings in United States dollars only;

•

Any potential sales of copper and silver recovered from our mining claim will be undertaken in United States dollars;

•

Our administrative expenses are undertaken in United States dollars;

•

All cash flows are generated in United States dollars; and

•

Our mining claim is located in Canada, though the exploration expenses are estimated in Canadian Dollars these expenses can usually be requested to be billed in United States dollars.

SEC Filing Plan

We intend to become a reporting company in 2008 after our S-1 is declared effective. This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis. We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $6,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B4 final prospectus filing, and a Form 8-A filing in order to complete registration of our common stock.

Results of Operations

We have had no operating revenues since our inception on February 21, 2007, through to June 9, 2008. Our activities have been financed from the proceeds of share subscriptions. From our inception, on February 21, 2007, to November 30, 2007, we have raised a total of $70,950 from private offerings of our common stock.

For the period from inception on February 21, 2007, to February 29, 2008 we incurred total expenses of $33,481. These expenses included general and administrative costs of $24,481 and $9,000CAD in mineral property costs which represented our cost to acquire our mining claim from Jean Claude Dentiger.

Liquidity and Capital resources

At February 29, 2008 we had a cash balance of $41,001

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, we will not be able to continue our exploration of our mining claim and our business will fail.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would effect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Forward-looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Description of Property

Our executive offices are located at 3246 D’Herelle Street Montreal Quebec, Canada H1Z 2B                                                                                                                                                                   Our President, Andre Benard, currently provides this space to us free of charge. This space may not be available to us free of charge in the future.

We also have two mining claim blocks located in the Chibougameau Mining District, Quebec Canada as described in the section “Description of Business”.

Certain Relationships and Related Transactions

On we acquired one mining claim block from Jean Claude Dentiger.  The claim is registered in the name of our wholly owned subsidiary Calibert Exploration Ltd.. a Quebec Corporation. Additionally, Mr. Benard donates services and rent to us at no cost to the Company.

Except as noted above, none of the following parties has, since our inception on, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•

Any of our directors or officers;

•

Any person proposed as a nominee for election as a director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•

Any of our promoters;

•

Any relative or spouse of any of the foregoing persons who has the same house as such person.

All transactions with our President were on terms at least as favorable to us as would be available from unrelated parties. The promoter of our company is Andre Benard. Except for the transactions with Mr. Benard noted above, there is nothing of value to be received by the promoter, either directly or indirectly, from us. Additionally, except for the transactions noted above, there have been no assets acquired or are any assets to be acquired from the promoter, either directly or indirectly, from us.

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for our common stock. We anticipate that we will contact a market maker to file an application with the NASD on our behalf in order to make a market for our common stock on the OTC Bulletin Board within ninety days of the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

We have no common stock that is subject to outstanding warrants to purchase or securities that are convertible to our common stock.

As of June 9, 2008, we had 5,265,000shares of our common stock outstanding of which 2,265,000 shares are owned by non-affiliate shareholders and 3,000,000 shares that are owned by our sole Director and Officer who is an affiliate.

Subject to the Rule 144 volume limitations described in the paragraph below there are 3,000,000 shares of our common stock owned by Mr. Benard that can begin to be sold pursuant to Rule 144 on

Rule 144 Shares

Under Rule 144 a shareholder, including an affiliate of our company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or an affiliate of our company. Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of our company, and who has not been an affiliate of our company for 90 days prior to the sale, and who has beneficially owned shares acquired from our company or an affiliate of our company for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Holders of Our Common Stock

As of June 9, 2008 we have 41 holders of our common stock.

Equity Compensation Plans

We have no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officer for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Fiscal Year	Annual Compensation			Long Term Compensation			All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts
					Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)
Andre Benard, President[1]	2007 2008[2]	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Andre Benard, Sec/Treas	2007 2008[2]	Nil	Nil	Nil	Nil	Nil	Nil	Nil

[1] Appointed President on February 21, 2007
[2] For the period from inception on February 21, 2007 to June 9, 2008
None of our directors have received monetary compensation since our inception to June 9, 2008. We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception on February 21, 2007

Employment Agreements

Currently, we do not have an employment agreement or consulting agreement with Mr. Benard and we do not pay any salary to him. There is an understanding between our company and Mr. Benard that he will work for us at no cost. He will not be compensated for past, current, or future work.

Financial Statements

Calibert Explorations, Ltd.
(An Exploration Stage Company)

November 30, 2007

Report of Independent Registered Public Accounting Firm

To The Shareholders and Board of Directors

of Calibert Explorations Ltd.

We have audited the accompanying balance sheet of Calibert Explorations Ltd. (an Exploration Stage Company) as of November 30, 2007 and the related statement of operations, changes in stockholders’ equity and cash flows for the period from February 21, 2007 (inception) through November 30, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Calibert Explorations Ltd. as of November, 2007, and the results of its operations and its cash flows for the period from February 21, 2007 (inception) through November 30, 2007 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 2, the Company’s need to seek new sources or methods of financing or revenue to pursue its business strategy, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans as to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Jewett, Schwartz, Wolfe & Associates

/s/Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida

January 24, 2008

                                                                          F-2

CALIBERT EXPLORATIONS LTD.
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS
November 30,
2007

ASSETS

CURRENT ASSETS:
Cash	$ 51,501

TOTAL CURRENT ASSETS	51,501

TOTAL ASSETS	$ 51,501

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses	$ 3,750

CURRENT LIABILITIES:	3,750

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Paid in capital	68,732
Deficit accumulated during the exploration stage	(20,981)

TOTAL SHAREHOLDERS' EQUITY	47,751

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 51,501

                                                                                       F-3

CALIBERT EXPLORATIONS LTD
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Period
from February 21,
2007 (inception) to
November 30, 2007

REVENUES	$ -

Cost of operations	-

GROSS PROFIT	-

OPERATING EXPENSES
General and administrative expenses	20,981

Total operating expenses	20,981

Loss from continuing operations
before provision for income taxes	(20,981)

Provision for income taxes	-

NET LOSS	(20,981)

Weighted average common shares outstanding - basic and diluted	-

Net loss per share-basic and diluted	$ -

                                                                                    F-4

CALIBERT EXPLORATIONS , LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

Common Stock
			Additional		Total
	Number of		Paid-in	Accumulated	Stockholders'
	Shares	Par Value	Capital	Deficit	Equity

BALANCE, FEBRUARY 21, 2007 (INCEPTION)	-	$ -	$ -	$ -	$ -
Subscriptions received			68,732		68,732
Net loss	-	-	-	(20,981)	(20,981)

BALANCE, NOVEMBER 30, 2007	-	$ -	$ 68,732	$ (20,981)	$ 47,751

CALIBERT EXPLORATIONS, LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Period
from February 21
2007 (inception) to
November 30, 2007
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$ (20,981)
Changes in current assets and liabilities:
Accrued expenses	3,750

NET CASH USED IN OPERATING ACTIVITIES	(17,231)

CASH FLOW FROM FINANCING ACTIVITIES:
Subscriptions received from investor	68,732
NET CASH PROVIDED BY FINANCING ACTIVITIES	68,732

Increase in Cash and Cash Equivalents	51,501

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 51,501

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$ -
Cash paid for income taxes	$ -

CALIBERT EXPLORATIONS, LTD.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of February 21, 2007 (Inception)

through November 30 2007

NOTE 1 - NATURE OF OPERATIONS

Calibert Explorations, Ltd. (Company) was incorporated in the State of Nevada on February 21, 2007.  The Company was organized to explore mineral properties in Quebec, Canada.

NOTE 2 – GOING CONCERN

These financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time. As of November 30, 2007, the Company had $51,501 in cash, working capital of $47,751, and stockholders’ equity of $47,751 and accumulated net losses of $20,981 since inception. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, to develop commercially viable mining reserves, and ultimately to establish profitable operations.

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through issuance of its common stock. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. There are no assurances, however, with respect to the future success of these plans.  Unless otherwise indicated, amounts provided in these notes to the financial statements pertain to continuing operations.   The Company is not currently earning any revenues.

                                                                                     F-7

CALIBERT EXPLORATIONS, LTD.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of February 21, 2007 (Inception)

through November 30 2007

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is an exploration stage company as defined by the Statement of Financial Accounting Standards (SFAS) No. 7 “Accounting and Reporting by Development Stage Enterprises.”

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Calibert Explorations Ltd. a Company incorporated under the Company Act of Quebec on March 20, 2007.  All inter-company transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Regulatory Matters

The company and its mineral property interests are subject to a variety of Canadian national and provincial regulations governing land use, health, safety and environmental matters. The company’s management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

CALIBERT EXPLORATIONS, LTD.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of February 21, 2007 (Inception)

through November 30 2007

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impaired Asset Policy

The Company periodically reviews its long-lived assets when applicable to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable, pursuant to guidance established in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets" (SFAS 144). The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

Start-up Expenses

The Company has adopted Statement of Position No. 98-5 (SOP 98-5), "Reporting the Costs of Start-up Activities," which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception on February 21, 2007 to November 30, 2007.

Mineral Property Costs

Mineral property acquisition, exploration and development costs are expenses as incurred until such time as economic reserves are quantified. From that time forward, the Company will capitalize all costs to the extent that future cash flows from mineral resources equal or exceed the costs deferred. The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production. Costs related to site restoration programs will be accrued over the life of the project. To date, the Company has not established any proven reserves on its mineral properties.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar as substantially all of the Company’s operations are in Canada.  The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission (SEC) and in accordance with the SFAS No. 53 “Foreign Currency Translation.”

CALIBERT EXPLORATIONS, LTD.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of February 21, 2007 (Inception)

through November 30 2007

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translation

Assets and liabilities that are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in stockholder’s equity, if applicable.  There were no translation adjustments as of November 30, 2007.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  If applicable, exchange gains and losses are included in other items on the statement of operations.   There were no exchange gains or losses as of November 30, 2007.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price.  Such compensation amounts are amortized over the respective vesting periods of the option grant.  The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,’ which allows entities to provide pr forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 has been applied.

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.  Under this method, the

CALIBERT EXPLORATIONS, LTD.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of February 21, 2007 (Inception)

through November 30 2007

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Company records an expense equal to the fair value of the options or warrants issued.  The fair value is computed using an options pricing model.

Loss Per Share

The Company computed basic and diluted loss per share amounts for November 30, 2007 pursuant to the SFAS No. 128, “Earnings per Share.”  There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” (SFAS 107) requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income” (SFAS 130) establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As of November 30, 2007 the Company has no items that represent comprehensive loss and therefore, has not included a schedule of comprehensive loss in financial statements.

Income Taxes

Income taxes are recognized in accordance with SFAS No. 109 "Accounting for Income Taxes" (SFAS 109), whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

CALIBERT EXPLORATIONS, LTD.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of February 21, 2007 (Inception)

through November 30 2007

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or will be required to adopt in the future are summarized below.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS 157).  SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which a company measures assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009. The Company is unable at this time to determine the effect that its adoption of SFAS 157 will have on its consolidated results of operations and financial condition.

In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The cumulative effects, if any, of applying FIN 48 will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006, and the Company is required to adopt it in the first quarter of fiscal year 2008. The Company is currently evaluating the effect that the adoption of FIN 48 will have on its consolidated results of operations and financial condition and is not currently in a position to determine such effects, if any.

CALIBERT EXPLORATIONS, LTD.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of February 21, 2007 (Inception)

through November 30 2007

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In June 2006, the FASB ratified Emerging Issues Task Force (EITF) Issue No. 06−3 (EITF 06-3), “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation).” EITF 06−3 applies to any tax assessed by a governmental authority that is directly imposed on a revenue producing transaction between a seller and a customer.

EITF 06−3 allows companies to present taxes either gross within revenue and expense or net. If taxes subject to this issue are significant, a company is required to disclose its accounting policy for presenting taxes and the amount of such taxes that are recognized on a gross basis. The Company currently presents such taxes net. EITF 06−3 is required to be adopted during the first quarter of fiscal year 2008. These taxes are currently not material to the Company’s consolidated financial statements.

In September 2006, the FASB issued FASB Staff Position No. FAS 13-1 (As Amended), “Accounting for Rental Costs Incurred during a Construction Period” (FAS 13-1). This position requires a company to recognize as rental expense the rental costs associated with a ground or building operating lease during a construction period, except for costs associated with projects accounted for under SFAS No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects.” FAS 13-1 is effective for reporting periods beginning after December 15, 2005 and was adopted by the Company in the first quarter of fiscal year 2007. The Company’s adoption of FAS 13-1 will not affect its consolidated results of operations and financial position.

In September 2006, the SEC issued Staff Accounting Bulletin (SAB) No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB 108). SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each on a company's balance sheet and statement of operations and the related financial statement disclosures. Early application of the guidance in SAB 108 is encouraged in any report for an interim period of the first fiscal year ending after November 15, 2006, and will be adopted by the Company in the first quarter of fiscal year 2007. The Company does not expect the adoption of SAB 108 to have a material impact on its consolidated results of operations and financial condition.

CALIBERT EXPLORATIONS, LTD.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of February 21, 2007 (Inception)

through November 30 2007

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FSP FAS 123(R)-5 was issued on October 10, 2006.  The FSP  provides  that instruments  that were  originally  issued  as  employee  compensation  and then  modified, and that modification is made to the terms of the instrument solely to reflect an equity  restructuring  that  occurs  when the  holders  are no longer employees, then no change in the recognition or the measurement (due to a change in  classification)  of those  instruments  will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic  value to the exercise price of the award is preserved,  that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in contemplation of an equity  restructuring;  and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.  The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website.  The Company does not expect the adoption of FSP FAS 123(R)-5 to have a material impact on its consolidated results of operations and financial condition

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (SFAS 159). SFAS 159 allows companies to choose to measure many financial instruments and certain other items at fair value. SFAS 159 will become effective for the Company beginning in fiscal 2009. The Company is currently evaluating what effects the adoption of SFAS 159 will have on the Company’s future results of operations and financial condition.

In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations” (SFAS 141(R)).  This Statement replaces the original FASB Statement No. 141.  This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of this SFAS 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS 141(R) establishes principles and requirements for how the acquirer:

a.

Recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.

b.

Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.

c.

Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

                                                     F-14

CALIBERT EXPLORATIONS, LTD.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of February 21, 2007 (Inception)

through November 30 2007

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and may not be applied before that date. The Company does not expect that its adoption of SFAS 141(R) will have on its results of operations and financial condition.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (SFAS 160).  This Statement amends the original Accounting Review Board (ARB) No. 51 “Consolidated Financial Statements” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and may not be applied before that date.  The Company is unable at this time to determine the effect that its adoption of SFAS 160 will have on its results of operations and financial condition.

NOTE 4 – MINERAL LEASES AND CLAIMS

On July 18, 2007 the Company acquired a 100% interest in numerous claims known as the Feuillet 32G06 and Feuillet 32G11 Properties and are located in the Chibougameau Mining District, Quebec The claims were purchased for $9,122 cash.

During the year ended November 30, 2007, the Company determined that the carrying amount of the mineral claims were in excess of its estimated fair value and recognized an impairment loss on mineral claims costs of $9,122.

NOTE 5 – STOCKHOLDERS’ EQUITY

Between February 21, 2007 and November 30, 2007 the company received subscriptions from 40 non affiliate shareholders, totaling cash proceeds of $68,732.

                                                F-15

CALIBERT EXPLORATIONS, LTD.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of February 21, 2007 (Inception)

through November 30 2007

NOTE 6 - INCOME TAXES

The provision (benefit) for income taxes from continued operations for the year ended November 30, 2007 consists of the following:

2007
Current:
Federal	$-
State	-
Deferred:
Federal	7,343
State	-
Tax (benefit) from the decrease in valuation allowance	(7,343)
Provision (benefit) for income taxes, net	$-

The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

Statutory federal income tax rate	35.0%
State income taxes Other Valuation allowance	-% - % (35.0)%
Effective tax rate	(0.0)%

Deferred income taxes result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes.  The tax effect of these temporary differences representing deferred tax assets and liabilities result principally from the following:

2007
Net operating loss-carryforwards	$20,981
expiring in 2020	-
Depreciation and amortization	-
Other	-
Deferred income tax asset	$7,343

The net deferred tax assets and liabilities are comprised of the following:

2007
Deferred tax assets:	$-
Current	-
Non-current	7,343
Less: valuation allowance	(7,343)
Net deferred income tax asset	$-

                                                                            F-16

CALIBERT EXPLORATIONS LTD.
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS

February 29,
2008
ASSETS

CURRENT ASSETS:
Cash	$ 41,001

TOTAL CURRENT ASSETS	41,001

TOTAL ASSETS	$ 41,001

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses	$ 5,750

CURRENT LIABILITIES:	5,750

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Paid in capital	68,732
Deficit accumulated during the exploration stage	(33,481)

TOTAL SHAREHOLDERS' EQUITY	35,251

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 41,001

                                                                            F-17

CALIBERT EXPLORATIONS LTD
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Period
	For the three	from February 21,
	months ended	2007 (inception) to
	February 29, 2008	February 29, 2008

REVENUES	$ -	$ -

Cost of operations	-	-

GROSS PROFIT	-	-

OPERATING EXPENSES
General and administrative expenses	12,500

Total operating expenses	12,500

Loss from continuing operations
before provision for income taxes	(12,500)

Provision for income taxes	-	-

NET LOSS	(12,500)	(33,481)

Weighted average common shares outstanding - basic and diluted	-	-

Net loss per share-basic and diluted	$ -	$ -

                                                                     F-18

CALIBERT EXPLORATIONS, LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

		For the Period
	For the three months	from February 21
	ended	2007 (inception) to
	February 29, 2008	February 29, 2008
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$ (12,500)	$ (33,481)
Changes in current assets and liabilities:
Accrued expenses	2,000	5,750

NET CASH USED IN OPERATING ACTIVITIES	(10,500)	(27,731)

CASH FLOW FROM FINANCING ACTIVITIES:
Subscriptions received from investor		68,732
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	68,732

Increase (decrease) in Cash and Cash Equivalents	(10,500)	41,001

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	51,501	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 41,001	$ 41,001

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$ -	$ -
Cash paid for income taxes	$ -	$ -

                                                                                           F-19

CALIBERT EXPLORATIONS, LTD.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of February 21, 2007 (Inception)

through February 29 2008

NOTE 1 - NATURE OF OPERATIONS

Calibert Explorations, Ltd. (Company) was incorporated in the State of Nevada on February 21, 2007.  The Company was organized to explore mineral properties in Quebec, Canada.

NOTE 2 – GOING CONCERN

These financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time. As of February 29, 2008, the Company had $41,001 in cash, working capital of $35,251, and stockholders’ equity of $35,251 and accumulated net losses of $33,481 since inception. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, to develop commercially viable mining reserves, and ultimately to establish profitable operations.

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through issuance of its common stock. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. There are no assurances, however, with respect to the future success of these plans.  Unless otherwise indicated, amounts provided in these notes to the financial statements pertain to continuing operations.   The Company is not currently earning any revenues.

                                                         F-20

CALIBERT EXPLORATIONS, LTD.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of February 21, 2007 (Inception)

through February 29 2008

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is an exploration stage company as defined by the Statement of Financial Accounting Standards (SFAS) No. 7 “Accounting and Reporting by Development Stage Enterprises.”

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Calibert Explorations Ltd. a Company incorporated under the Company Act of Quebec on March 20, 2007.  All inter-company transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Regulatory Matters

The company and its mineral property interests are subject to a variety of Canadian national and provincial regulations governing land use, health, safety and environmental matters. The company’s management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

                                                                                   F-21

CALIBERT EXPLORATIONS, LTD.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of February 21, 2007 (Inception)

through February 29 2008

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translation

Assets and liabilities that are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in stockholder’s equity, if applicable.  There were no translation adjustments as of February 29, 2008.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  If applicable, exchange gains and losses are included in other items on the statement of operations.   There were no exchange gains or losses as of February 29, 2008.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price.  Such compensation amounts are amortized over the respective vesting periods of the option grant.  The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,’ which allows entities to provide pr forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 has been applied.

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.  Under this method, the

                                                                                   F-22

CALIBERT EXPLORATIONS, LTD.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of February 21, 2007 (Inception)

through February 29 2008

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Company records an expense equal to the fair value of the options or warrants issued.  The fair value is computed using an options pricing model.

Loss Per Share

The Company computed basic and diluted loss per share amounts for February 29, 2008 pursuant to the SFAS No. 128, “Earnings per Share.”  There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” (SFAS 107) requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income” (SFAS 130) establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As of February 29, 2008 the Company has no items that represent comprehensive loss and therefore, has not included a schedule of comprehensive loss in financial statements.

Income Taxes

Income taxes are recognized in accordance with SFAS No. 109 "Accounting for Income Taxes" (SFAS 109), whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

                                                                                F-23

CALIBERT EXPLORATIONS, LTD.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of February 21, 2007 (Inception)

through February 29 2008

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or will be required to adopt in the future are summarized below.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS 157).  SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which a company measures assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009. The Company is unable at this time to determine the effect that its adoption of SFAS 157 will have on its consolidated results of operations and financial condition.

In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The cumulative effects, if any, of applying FIN 48 will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006, and the Company is required to adopt it in the first quarter of fiscal year 2008. The Company is currently evaluating the effect that the adoption of FIN 48 will have on its consolidated results of operations and financial condition and is not currently in a position to determine such effects, if any.

                                                                                  F-24

CALIBERT EXPLORATIONS, LTD.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of February 21, 2007 (Inception)

through February 29 2008

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In June 2006, the FASB ratified Emerging Issues Task Force (EITF) Issue No. 06−3 (EITF 06-3), “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation).” EITF 06−3 applies to any tax assessed by a governmental authority that is directly imposed on a revenue producing transaction between a seller and a customer.

EITF 06−3 allows companies to present taxes either gross within revenue and expense or net. If taxes subject to this issue are significant, a company is required to disclose its accounting policy for presenting taxes and the amount of such taxes that are recognized on a gross basis. The Company currently presents such taxes net. EITF 06−3 is required to be adopted during the first quarter of fiscal year 2008. These taxes are currently not material to the Company’s consolidated financial statements.

In September 2006, the FASB issued FASB Staff Position No. FAS 13-1 (As Amended), “Accounting for Rental Costs Incurred during a Construction Period” (FAS 13-1). This position requires a company to recognize as rental expense the rental costs associated with a ground or building operating lease during a construction period, except for costs associated with projects accounted for under SFAS No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects.” FAS 13-1 is effective for reporting periods beginning after December 15, 2005 and was adopted by the Company in the first quarter of fiscal year 2007. The Company’s adoption of FAS 13-1 will not affect its consolidated results of operations and financial position.

In September 2006, the SEC issued Staff Accounting Bulletin (SAB) No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB 108). SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each on a company's balance sheet and statement of operations and the related financial statement disclosures. Early application of the guidance in SAB 108 is encouraged in any report for an interim period of the first fiscal year ending after November 15, 2006, and has been adopted by the Company in the first quarter of fiscal year 2007. The Company does not expect its adoption of SAB 108 to have a material impact on its consolidated results of operations and financial condition.

                                                                         F-25

CALIBERT EXPLORATIONS, LTD.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of February 21, 2007 (Inception)

through February 29 2008

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FSP FAS 123(R)-5 was issued on October 10, 2006.  The FSP  provides  that instruments  that were  originally  issued  as  employee  compensation  and then  modified, and that modification is made to the terms of the instrument solely to reflect an equity  restructuring  that  occurs  when the  holders  are no longer employees, then no change in the recognition or the measurement (due to a change in  classification)  of those  instruments  will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic  value to the exercise price of the award is preserved,  that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in contemplation of an equity  restructuring;  and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.  The provisions in this FSP have been applied in the first quarter of 2007.  The Company does not expect its adoption of FSP FAS 123(R)-5 to have a material impact on its consolidated results of operations and financial condition

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (SFAS 159). SFAS 159 allows companies to choose to measure many financial instruments and certain other items at fair value. SFAS 159 will become effective for the Company beginning in fiscal 2009. The Company is currently evaluating what effects the adoption of SFAS 159 will have on the Company’s future results of operations and financial condition.

In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations” (SFAS 141(R)).  This Statement replaces the original FASB Statement No. 141.  This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of this SFAS 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS 141(R) establishes principles and requirements for how the acquirer:

d.

Recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.

e.

Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.

f.

Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

                                                                                 F-26

CALIBERT EXPLORATIONS, LTD.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of February 21, 2007 (Inception)

through February 29 2008

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and may not be applied before that date. The Company does not expect that its adoption of SFAS 141(R) will have on its results of operations and financial condition.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (SFAS 160).  This Statement amends the original Accounting Review Board (ARB) No. 51 “Consolidated Financial Statements” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and may not be applied before that date.  The Company is unable at this time to determine the effect that its adoption of SFAS 160 will have on its results of operations and financial condition.

NOTE 4 – MINERAL LEASES AND CLAIMS

On July 18, 2007 the Company acquired a 100% interest in numerous claims known as the Feuillet 32G06 and Feuillet 32G11 Properties and are located in the Chibougameau Mining District, Quebec The claims were purchased for $9,122 cash.

During the year ended November 30, 2007, the Company determined that the carrying amount of the mineral claims were in excess of its estimated fair value and recognized an impairment loss on mineral claims costs of $9,122.

NOTE 5 – STOCKHOLDERS’ EQUITY

Between February 21, 2007 and February 29, 2008 the company received subscriptions from 40 non affiliate shareholders, totaling cash proceeds of $68,732.

                                                                               F-27

CALIBERT EXPLORATIONS, LTD.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of February 21, 2007 (Inception)

through February 29 2008

NOTE 6 - INCOME TAXES

The provision (benefit) for income taxes from continued operations for the year ended February 29, 2008 consists of the following:

2008
Current:
Federal	$-
State	-
Deferred:
Federal	4,375
State	-
Tax (benefit) from the decrease in valuation allowance	(4,375)
Provision (benefit) for income taxes, net	$-

The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

Statutory federal income tax rate	35.0%
State income taxes Other Valuation allowance	-% - % (35.0)%
Effective tax rate	(0.0)%

Deferred income taxes result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes.  The tax effect of these temporary differences representing deferred tax assets and liabilities result principally from the following:

2008
Net operating loss-carryforwards	$11,718
expiring in 2020	-
Depreciation and amortization	-
Other	-
Deferred income tax asset	$11,718

The net deferred tax assets and liabilities are comprised of the following:

2008
Deferred tax assets:	$-
Current	-
Non-current	11,718
Less: valuation allowance	(11,718)
Net deferred income tax asset	$-

                                                                                F-28

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception on February 21, 2007, there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within our most recent fiscal year and the subsequent interim periods.

Dealer Prospectus Delivery Obligation

Until [180 days + effective date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-Information Not Required in the Prospectus

Indemnification of Directors and Officers

As permitted by Nevada law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

SEC Registration Fee
Legal Fees and Expenses	6,000
Accounting Fees and Expenses	1,250
Auditor Fees and Expenses	15,000
Electronic Filing Fees	2,750
Printing Costs	500
Courier Costs	500
Transfer Agent Fees	1,000
Total	$26,005

All amounts are estimates. We are paying all expenses listed above. None of the above expenses of issuance and distribution will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

As of June 9, 2007, we have sold 2,265,000 shares of unregistered securities. All of these shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to Canadian residents.

The shares include the following:

1.

On, 2007 we issued 3,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $3,000 received from our President;

2.

On November 30, 2007 we issued 2,265,000 shares of common stock at a price of $0.03 per share for cash proceeds of $67,950; to non-affiliate Canadian residents.

With respect to all of the above offerings, we completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The subscription agreement executed between us and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
4.1	Form of Subscription Agreement
5.1	Opinion and Consent of Lawyer Joseph I. Emas
10.1	Property Agreement
14.1	Financial Code of Ethics
23.1	Consent of Independent Auditor
23.2	Consent of Geologist
23.3	Consent of Lawyer Joseph I. Emas See Exhibit 5.1

Undertakings

The undersigned small business issuer hereby undertakes that it will:

1.

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.

Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

Include any additional or changed material information on the plan of distribution.

2.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

ii.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

iii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iv.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

v.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Montreal, Province of Quebec on June 9, 2008.

Calibert Explorations, Ltd..

By:

/s/ Andre Benard

Andre Benard
Director, President, Secretary, Treasurer, Principal Financial Officer and Principal Accounting Officer.

In accordance with the requirements of Securities Act of 1933, this registration statement was signed by the following persons in the capacities and the dates stated:

/s/ Andre Benard

Andre Benard
Director, President, Secretary, Treasurer, Principal Financial Officer and Principal Accounting Officer
June 9, 2008